                           VESTCOM INTERNATIONAL, INC.


THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VESTCOM INTERNATIONAL, INC. ("VESTCOM") IN OPPOSITION TO THE CONSENT SOLICITATION BY HARISH K. CHOPRA, TIMETRUST, INC. AND R-SQUARED LIMITED (the "DISSIDENTS").

The undersigned, a holder of shares of common stock, par value $0.01 per share, of Vestcom, is acting with respect to all the shares of common stock of Vestcom held by the undersigned, and hereby revokes any and all consents that the undersigned may have given in respect of the following proposals submitted by the Dissidents:

        [X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.


        THE BOARD OF DIRECTORS OF VESTCOM UNANIMOUSLY RECOMMENDS THAT YOU VOTE "REVOKE CONSENT" ON EACH PROPOSAL SET FORTH BELOW. Please sign, date and mail this consent revocation card today.



         1. Remove five (Joel Cartun, Brendan Keating, Fred S. Lafer, Robert J. Levenson, and Richard D. White) of the seven current Vestcom directors (other than Stephen R. Bova and Leonard J. Fassler) and remove any other director elected or appointed to the Vestcom Board before the effective date of this shareholder action other than the five nominees hand-picked by the Dissidents.

         [_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT

             INSTRUCTIONS: To revoke consent or withhold revocation of consent to the removal of all the persons named in the above proposal, check the appropriate box. If you wish to revoke the consent to the removal of certain of the persons named above, but not all of them, check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent (i.e., the persons you want removed) in the following space:_________________
             ________________________________________________________________ .



         2. Elect the five nominees hand-picked by the Dissidents (Harish K. Chopra, Howard April, Parker S. Kennedy, Frank E. Raab, Robert J. Verrilli) to serve as directors of Vestcom (or, if any of those five nominees is unable to serve as a director of Vestcom, any other person designated as a nominee by the remaining nominee or nominees).

         [_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT


             INSTRUCTIONS: To revoke consent or withhold revocation of consent to the election of all the persons named in the above proposal, check the appropriate box. If you wish to revoke the consent to the election of certain of the persons named above, but not all of them, check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent (i.e., the persons you want elected) in the following space:_________________
             ________________________________________________________________ .


         3. Amend Section 3.7 of Article III of the Vestcom By-Laws to provide that any vacancy or vacancies on the Vestcom Board created as a result of the removal of any of the current directors by Vestcom's shareholders may be filled only by a majority vote of Vestcom's shareholders.

         [_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT


         4. Amend Section 3.2 of Article III of the Vestcom By-Laws to set the number of directors of Vestcom at seven.

         [_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT

         5. Repeal any amendment to the Vestcom By-Laws that is adopted by the current Vestcom Board after December 16, 1999 and before these proposals become effective and the nominees are seated.

         [_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT

Note: The Dissidents have imposed the following condition on the adoption of their Proposals: unless Proposals 1 and 2 are approved, none of the other Proposals will become effective.


IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, OR IF YOU MARK THE "REVOKE CONSENT" BOX WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, THIS REVOCATION OF CONSENT WILL REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO SUCH PROPOSALS.


IF YOU DO NOT MARK ANY BOX FOR ANY ONE OR MORE OF THE FOREGOING PROPOSALS AND YOU SIGN AND RETURN THIS CARD, YOU WILL BE DEEMED TO HAVE REVOKED ANY PREVIOUSLY SIGNED CONSENT TO ANY PROPOSAL YOU DID NOT MARK. IF THE BLUE CONSENT REVOCATION CARD IS SIGNED AND RETURNED, ANY PREVIOUSLY EXECUTED CONSENT WILL BE REVOKED UNLESS THE "DO NOT REVOKE CONSENT" BOX IS MARKED.




Dated: _______________, 2000

                                     ------------------------------------------
                                     Signature

                                     ------------------------------------------
                                     Signature, if held jointly

                                     ------------------------------------------
                                     Title of Authority


Please sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. Please sign, date and mail this Consent Revocation Card promptly in the enclosed postage-paid envelope.

If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., which is assisting Vestcom in this solicitation of consent revocations:

                    Georgeson Shareholder Communications Inc.
                           17 State Street, 10th floor
                               New York, NY 10004
                            Toll-Free: (800) 223-2064
                               Fax: (212) 440-9009